UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 2, 2011)

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This amendment provides combined pro forma financial information of Regency Energy Partners LP (the “Partnership”) to reflect the Partnership’s capital contribution of $591,600,000 in exchange for a 30 percent ownership interest in ETP-Regency Midstream Holdings, LLC, which acquired all of the membership interests in LDH Energy Asset Holdings LLC (“LDH”) from Louis Dreyfus Highbridge Energy LLC, as disclosed in the Partnership’s Form 8-K filed on May 2, 2011. LDH’s coal assets were transferred out prior to the acquisition and were not purchased by ETP-Regency Midstream Holdings, LLC. On May 4, 2011, ETP-Regency Midstream Holdings, LLC was renamed Lone Star NGL LLC.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited financial statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for each of the years ended December 31, 2010, 2009 and 2008 are filed as Exhibit 99.2 to this Current Report. The unaudited financial statements of LDH Energy Asset Holdings LLC as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 are filed as Exhibit 99.3 to this Current Report.

(b)	Pro forma financial information.

The unaudited pro forma combined balance sheets as of December 31, 2010 and March 31, 2011, and the unaudited pro forma combined statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 of Regency Energy Partners LP and the related notes are filed as Exhibit 99.1 to this Current Report.

(d)	Exhibits.

The following exhibits are being furnished herewith:

Exhibit Number	Description

Exhibit 23.1	Consent of Independent Auditors

Exhibit 99.1	Unaudited Pro Forma Combined Financial Information and Related Notes

Exhibit 99.2	Audited Financial Statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for each of the years ended December 31, 2010, 2009 and 2008

Exhibit 99.3	Unaudited Financial Statements of LDH Energy Asset Holdings LLC as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner

By:	/s/ THOMAS E. LONG
Thomas E. Long
Executive Vice President and Chief Financial Officer

Date: May 20, 2011